Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

The unaudited pro forma condensed consolidated financial information as of the dates and for the periods indicated gives effect to the acquisition by Interval Leisure Group, or ILG, on October 1, 2014, of the Hyatt Residential Group and Affiliates business, or HRG, from wholly-owned subsidiaries of Hyatt Hotels Corporation for approximately $220 million in cash (the “Acquisition”).

In connection with the Acquisition, a subsidiary of ILG has entered into a global Master License Agreement which provides for an exclusive license for use of the Hyatt® brand with respect to the shared ownership business in exchange for license fees.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2013 and the six months ended June 30, 2014 are based on the historical financial statements of ILG and HRG, adjusted to reflect the purchase method of accounting and the preliminary assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The pro forma information is being furnished solely for informational purposes and is not necessarily indicative of the combined financial position or results of operations that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies, if any. Income taxes do not reflect the amounts that would have resulted had ILG and HRG filed consolidated income tax returns during the periods presented.

The unaudited condensed consolidated financial information gives effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of income, expected to have a continuing impact on the combined company. Pro forma adjustments are necessary to reflect the purchase price, incremental debt and to adjust HRG’s net tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in cost of sales and depreciation expense resulting from fair value adjustments to net tangible assets, as well as interest expense related to incremental debt in connection with the Acquisition and the income tax effects related to the pro forma adjustments, among other items.

The pro forma adjustments and allocation of purchase price are preliminary and are based on ILG and HRG managements’ current estimates of the fair value of the assets to be acquired and liabilities to be assumed and are based on all available information, including, in part, certain preliminary valuation and other analyses. Managements’ estimates of the fair values reflected in the unaudited pro forma condensed consolidated financial statements are subject to change and may differ materially from actual adjustments, which will be based on the final determination of fair value and useful lives.

The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of fair value, which has not been completed, will be determined by ILG and HRG management after giving consideration to relevant information, including a final valuation prepared by independent valuation specialists. This final determination of fair value will be based on the actual net tangible and intangible assets of HRG that exist as of the effective date of the Acquisition. Any final adjustments may change the allocation of purchase price and could affect the fair value assigned to the assets and liabilities and result in a change to the unaudited pro forma condensed consolidated financial statements presented herein. Amounts preliminarily allocated to and the estimated useful lives of intangible assets with definite lives may change significantly, which could result in a material increase or decrease in amortization of definite lived intangible assets. Estimates related to the determination of fair value and useful lives of other assets acquired may also change, which could affect the fair value assigned to the other assets and result in a material increase or decrease in depreciation or amortization expense.

The unaudited pro forma condensed consolidated balance sheet is presented as if the Acquisition had been completed on June 30, 2014 and combines the historical unaudited balance sheets of ILG and HRG as of that date. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2013 and for the six months ended June 30, 2014 are presented as if the Acquisition had been completed on January 1, 2013.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in ILG’s Annual Report on Form 10-K for the year ended December 31, 2013 and ILG’s Quarterly Report on Form 10- Q for the quarter ended June 30, 2014, as well as HRG’s historical combined financial statements and accompanying notes, which are filed as exhibits to this Current Report on Form 8-K.

No material pro forma adjustments were required to conform HRG’s accounting policies to ILG’s accounting policies. Certain reclassifications have been made to conform to ILG’s presentation.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

As of June 30, 2014

(In thousands)

	Interval Leisure Group	Hyatt Residential Group and Affiliates(a)	Pro Forma Adjustments		Consolidated Pro Forma
ASSETS
Cash and cash equivalents	$74,610	$11,932	$(8,897)	(b)	$77,201
			(495)	(c)	—
			51	(d)	—
Restricted cash and cash equivalents	7,676	3,580	5	(d)	11,261
Accounts receivable, net of allowance	48,776	4,172	(15)	(d)	52,933

Inventory	—	59,500	3,394	(f)	63,212
			318	(d)
Deferred income taxes	16,453	—	—		16,453
Deferred membership costs	9,152	—	—		9,152
Prepaid income taxes	13,809	—	—		13,809
Prepaid expenses and other current assets	24,440	3,858	10,619	(e)	37,471
			(206)	(g)
			(1,319)	(h)	—
			79	(d)	—
Total current assets	194,916	83,042	3,534		281,492
Vacation ownership mortgages receivable, net of allowance	—	35,775	575	(i)	36,872
			522	(d)
Investments	—	24,572	(364)	(d)	27,023
			2,815	(j)
Property and equipment, net	61,089	25,892	(2,435)	(k)	84,546
Goodwill	541,112	4,034	18,608	(l)	563,754
Intangible assets, net	221,553	—	63,000	(m)	284,553
Deferred membership costs	11,452	—	—		11,452
Deferred income taxes	3,873	—	—		3,873
Due from parent	—	471	(471)	(b)	—
Other non-current assets	26,923	805	(680)	(g)	27,018
			(30)	(d)	—
TOTAL ASSETS	$1,060,918	$174,591	$85,074		$1,320,583
LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$11,807	$5,336	$(4)	(d)	$17,139
Deferred revenue	102,473	11,828	(8,952)	(h)	105,476
			127	(d)	—
Accrued compensation and benefits	23,483	—	—		23,483
Member deposits	8,925	—	—		8,925
Accrued expenses and other current liabilities	52,700	10,167	3,651	(n)	66,134
			(463)	(g)	—
			79	(d)
Payroll and benefits liability	—	3,449	—		3,449
Due to parent	—	1,455	(1,455)	(b)	—
Total current liabilities	199,388	32,235	(7,017)		224,606
Long-term debt	268,000	—	220,000	(c)	488,000
Debt to parent	—	7,913	(7,913)	(b)	—
Other long-term liabilities	4,013	280	10,619	(e)	14,912
Deferred revenue	100,038	—	—		100,038
Deferred income taxes	89,573	—	—		89,573
Total liabilities	661,012	40,428	215,689		917,129
Redeemable noncontrolling interest	444	—	—		444
Commitments and contingencies
EQUITY:
Preferred stock—authorized 25,000,000 shares, of which 100,000 shares are designated Series A Junior Participating Preferred Stock; $0.01 par value; none issued and outstanding	—	—	—		—
Common stock—authorized 300,000,000 shares; $0.01 par value; issued 59,458,190 as of June 30, 2014	595	—	—		595
Treasury stock—2,341,222 shares at cost	(34,542)	—	—		(34,542)
Additional paid-in capital	195,540	—	—		195,540
Retained earnings	212,009	—	(3,651)	(n)	208,358
Accumulated other comprehensive loss	(8,869)	—	—		(8,869)
Total ILG stockholders’ equity	364,733	—	(3,651)		361,082
HRG group equity	—	129,370	(129,370)	(o)	—
Noncontrolling interest	34,729	4,793	2,406	(p)	41,928
Total equity	399,462	134,163	(130,615)		403,010
TOTAL LIABILITIES AND EQUITY	$1,060,918	$174,591	$85,074		$1,320,583

See notes to unaudited pro forma condensed consolidated balance sheet.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)         Certain reclassifications have been made to the historical presentation of HRG financial information in order to conform to ILG’s presentation. In specific, HRG’s Other Assets were reclassified between current assets and long term assets as follows:

	As of June 30, 2014
	HRG	Reclassification adjustments	HRG conformed to ILG’s presentation
	(Dollars in thousands)
Other assets	4,663	(4,663)	—
Prepaid expenses and other current assets	—	3,858	3,858
Other non-current assets	—	805	805

(b)         To reflect the settlement of due to / due from parent between HRG and its former parent, settled as part of consummating the Acquisition.

(c)          To effect the incurrence of $220.0 million of incremental debt by ILG as a result of drawing against the Credit Facility coupled with cash on-hand of approximately $0.5 million paid as consideration for the Acquisition.

(d)         To eliminate the investment in equity method investee for which 100% of the equity was acquired as part of the Acquisition.

(e)          To reflect an adjustment to recognize a receivable and corresponding liability related to a non-qualified deferred compensation plan pertaining to HRG employees. In connection with the acquisition, ILG assumed the obligation associated with this plan as well as rights to receive plan-related cash from the former parent subsequent to the transaction closing.

(f)           To reflect the estimated purchase accounting adjustment of $3.4 million to HRG’s timeshare inventory at fair value.

(g)          To reflect the elimination of HRG’s historical tax assets and liabilities as a result of the step-up in tax basis due to the agreed upon joint election under Internal Revenue Code Section 338(h)(10).

(h)         To reflect the estimated purchase accounting adjustment to HRG’s deferred revenue balance. Business combination accounting requires that the acquiring entity should recognize deferred revenue of the acquired company only if it relates to a legal performance obligation assumed by the acquiring entity. Consequently, HRG’s pre acquisition deferred revenue as of the acquisition date that pertains to sales of timeshare intervals, and any related ground lease components, for which there is no remaining legal performance obligation post-acquisition is eliminated in purchase accounting. This adjustment also includes the reversal of deferred expense components presented within prepaid expenses and other current assets that are associated with this deferred revenue.

(i)             To reflect the estimated purchase accounting adjustment of $0.6 million to HRG’s vacation ownership mortgages receivables at fair value.

(j)            To reflect the estimated purchase accounting adjustment of $2.8 million to HRG’s investment in the Maui Timeshare Ventures entity at fair value.

(k)         To reflect the estimated purchase accounting adjustment of $2.4 million to certain of HRG’s owned land and buildings. Refer to note (l) to the “Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income” for additional details regarding the pro forma adjustments related to re-measuring these items to fair value.

(l)             Under the acquisition method of accounting, the total estimated purchase consideration will be allocated to HRG’s tangible and intangible assets and liabilities based on final determinations of fair value as of the acquisition date. The preliminary estimated allocation of the purchase consideration, on a pro forma basis, as if the Acquisition closed on June 30, 2014 is as follows:

Pro Forma Preliminary Allocation of Consideration as of June 30, 2014 (in $000’s)

Total purchase consideration	$220,495
HRG book value of net assets (see note o)	(129,370)
Adjustments to historical net book values:
Intangible assets (see note m)	(63,000)
Inventory (see note f)	(3,394)
Property and equipment (see note k)	2,435
Vacation mortgages receivable (see note i)	(575)
Deferred revenue and related prepaid assets (see note h)	(7,633)
Equity interests (see note d)	(364)
Investments in unconsolidated subsidiaries (See note j)	(2,815)
Income tax items (see note g)	423
Noncontrolling interest (see note p)	2,406
Goodwill	$18,608

(m)     To reflect the amount of the total estimated purchase consideration allocated to intangible assets with definite-lives, consisting of HRG’s resort management contracts and internal vacation club system (Hyatt Residence Club). Refer to note (k) to the “Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income” for additional details regarding the pro forma adjustments related to re-measuring these items to fair value.

(n)         To reflect the accrual of transaction costs directly attributable to the acquisition which are not presented on the historical balance sheet.

(o)         To reflect the elimination of the historical group equity of HRG totaling $129.4 million.

(p)         To reflect an adjustment to re-measure the fair value of a noncontrolling interest based on its proportionate share of the entity’s re-measured assets and liabilities.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

For the Year Ended December 31, 2013

(In thousands, except per share data)

	Interval Leisure Group	Hyatt Residential Group and Affiliates(a)	Pro Forma Adjustments		Consolidated Pro Forma
Revenue	$501,215	$96,027	$(7,354)	(b)	$591,821
			3,216	(c)
			(1,055)	(d)
			(228)	(e)
Cost of sales	179,510	55,474	(3,132)	(b)	236,156
			(1,055)	(d)
			2,897	(c)
			1,753	(f)
			671	(g)
			38	(h)
Gross profit	321,705	40,553	(6,593)		355,665
Selling and marketing expense	53,722	12,378	(938)	(b)	65,774
			333	(h)
			279	(c)
General and administrative expense	112,574	20,221	(3,384)	(j)	131,146
			433	(h)
			846	(i)
			456	(c)
Amortization expense of intangibles	8,133	—	2,816	(k)	10,949
Depreciation expense	14,531	1,212	(13)	(l)	15,764
			34	(c)
Operating income (loss)	132,745	6,742	(7,457)		132,030
Other income (expense):
Interest income	362	—	—		362
Interest expense	(6,172)	—	(5,541)	(m)	(11,713)
Equity losses from unconsolidated ventures	—	(1,265)	735	(c)	(530)
Other income (expense), net	259	(350)	304	(o)	213
Total other expense, net	(5,551)	(1,615)	(4,502)		(11,668)
Earnings (loss) before income taxes and noncontrolling interests	127,194	5,127	(11,959)		120,362
Income tax (provision) benefit	(45,412)	(2,618)	4,636	(n)	(43,394)
Net income (loss)	81,782	2,509	(7,323)		76,968
Net loss (income) attributable to noncontrolling interests	(565)	1,608	(22)	(c)	1,021
Net income (loss) attributable to common stockholders	$81,217	$4,117	(7,345)		$77,989

Earnings per share attributable to common stockholders:
Basic	$1.42	—	—		$1.36
Diluted	$1.40	—	—		$1.35
Weighted average number of shares of common stock outstanding:
Basic	57,243	—	—		57,243
Diluted	57,832	—	—		57,832

See notes to unaudited pro forma condensed consolidated statements of income.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

For the Six Months Ended June 30, 2014

(In thousands, except per share data)

	Interval Leisure Group	Hyatt Residential Group and Affiliates(a)	Pro Forma Adjustments		Consolidated Pro Forma
Revenue	$300,569	$55,893	$(502)	(d)	$356,034
			178	(c)
			(104)	(e)
Cost of sales	123,611	35,087	(788)	(g)	158,453
			(502)	(d)
			883	(f)
			143	(c)
			19	(h)
Gross profit	176,958	20,806	(183)		197,581
Selling and marketing expense	28,378	5,644	167	(h)	34,157
			(32)	(c)
General and administrative expense	62,688	12,453	(5,610)	(j)	70,229
			264	(h)
			423	(i)
			11	(c)
Amortization expense of intangibles	5,861	—	1,408	(k)	7,269
Depreciation expense	7,669	591	(6)	(l)	8,254
Operating income (loss)	72,362	2,118	3,192		77,672
Other income (expense):
Interest income	99	—	—		99
Interest expense	(2,952)	—	(3,346)	(m)	(6,298)
Equity losses from unconsolidated ventures	—	(2,176)	(35)	(c)	(2,211)
Other income (expense), net	(416)	(118)	120	(o)	(414)
Total other expense, net	(3,269)	(2,294)	(3,261)		(8,824)
Earnings (loss) before income taxes and noncontrolling interests	69,093	(176)	(69)		68,848
Income tax (provision) benefit	(25,005)	62	27	(n)	(24,916)
Net income (loss)	44,088	(114)	(42)		43,932
Net (loss) income attributable to noncontrolling interests	(2,013)	255	(2)	(c)	(1,760)
Net income attributable to common stockholders	$42,075	$141	$(44)		$42,172
Earnings per share attributable to common stockholders:
Basic	$0.73	—	—		$0.73
Diluted	$0.72	—	—		$0.73
Weighted average number of shares of common stock outstanding:
Basic	57,587	—	—		57,587
Diluted	58,123	—	—		58,123

See notes to unaudited pro forma condensed consolidated statements of income.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

(a)         Certain reclassifications have been made to the historical presentation of the Hyatt Residential Group financial information in order to conform to the ILG presentation, as follows:

	Twelve months ended December 31, 2013
	HRG	Reclassification adjustments	HRG conformed to ILG’s presentation
	(Dollars in thousands)
Cost of sales of vacation ownership intervals	10,452	(10,452)	—
Owned hotel expense	11,373	(11,373)	—
Gold passport points expense	3,733	(3,733)	—
Other costs from managed properties	20,968	(20,968)	—
Other operating expenses	9,052	(9,052)	—
Sales and marketing	12,364	14	12,378
General and administrative	20,131	90	20,221
Cost of sales	—	55,474	55,474

	Six months ended June 30, 2014
	HRG	Reclassification adjustments	HRG conformed to ILG’s presentation
	(Dollars in thousands)
Cost of sales of vacation ownership intervals	4,379	(4,379)	—
Owned hotel expense	5,806	(5,806)	—
Gold passport points expense	1,611	(1,611)	—
Other costs from managed properties	18,603	(18,603)	—
Other operating expenses	4,758	(4,758)	—
Sales and marketing	5,638	6	5,644
General and administrative	12,389	64	12,453
Cost of sales	—	35,087	35,087

(b)         To reflect the impact of purchase accounting on sales of vacation ownership interests (VOIs) during the year that relate to pre-acquisition deferred revenue for which no legal performance obligation post-acquisition existed.   The requirement is the acquiring entity should recognize deferred revenue of the acquired company only if there is a legal performance obligation assumed by the acquiring entity.

(c)          To reflect acquisition of equity interests of third parties in three HRG joint venture entities and present the consolidated operations of these entities as wholly-owned from the beginning of the period presented. Additionally, in November 2013, HRG acquired its partners’ remaining interest in Grand Aspen Holdings, LLC as further described in HRG’s “Notes to Condensed Combined Financial Statements” as of June 30, 2014 and December 31, 2013. Consequently, these adjustments are necessary to consolidate Grand Aspen Holdings, LLC as if it was a wholly-owned subsidiary from the beginning of the period presented.

(d)         To reflect the elimination of intercompany revenue and expenses between ILG entities and HRG.

(e)          To reflect the adjustment to interest income (revenue) as a result of re-measuring vacation ownership mortgages receivable to fair value.

(f)           To reflect estimated royalty fees owed to Hyatt based on revenues generated from VOI sales, management fees, rentals and club dues collected by HRG.

(g)          To reflect adjustments to cost of sales attributable to re-measuring timeshare inventory to fair value.

(h)         To reflect incremental non-cash compensation expense associated with equity-based awards granted upon consummation of the acquisition pursuant to executed employment agreements.

(i)             To reflect net incremental expenses which are factually supportable and directly attributable to the Acquisition. These incremental adjustments primarily pertain to insurance policies for which ILG was contractually committed to as of the acquisition date and employee-related compensation costs associated with executed employment agreements.

(j)            To reflect the reversal of transaction-related expenses incurred by both ILG and HRG directly associated with the Acquisition.

(k) To reflect a preliminary pro forma adjustment to recognize incremental amortization expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization. The pro forma adjustments for amortization expense are as follows:

				Hyatt Residential Group
(in thousands)	Fair Value	Useful Life (years)	Pro Forma Annual Amortization	Six months ended June 30, 2014	Year-ended December 31, 2013
Management contracts	$24,300	23	$1,057	$528	$1,057
Membership — Hyatt Vacation Club	38,700	22	1,759	880	1,759
Total pro forma adjustment to amortization	$63,000		$2,816	$1,408	$2,816

(l)             To reflect a preliminary pro forma adjustment to recognize incremental depreciation expense resulting from the fair value adjustments to acquired land and buildings. The pro forma adjustments for depreciation expense on buildings are as follows:

				Hyatt Residential Group
(in thousands)	Fair Value	Useful Life (years)	Pro Forma Annual Depreciation	Six months ended June 30, 2014	Year-ended December 31, 2013
Sedona Shopping Center	$7,700	39	$197	$99	$197
Highlands Inn Hotel	5,450	27	202	101	202
	$13,150		$399	$200	$399
Less: historical depreciation expense			(412)	(206)	(412)
Total pro forma adjustment to depreciation			$(13)	$(6)	$(13)

(m)     To reflect estimated incremental interest expense related to the incurrence of $220.0 million of incremental debt by ILG as a result of drawing against the Credit Facility for purposes of the Acquisition at a pro forma interest rate of LIBOR plus 2.25%.  This adjustment also reflects expense at 0.375% on the unused portion of the Credit Facility.

(n)         To reflect the pro forma tax effect of the adjustments herein at an estimated statutory blended U.S. rate of 38.8% and 39.2% for the twelve months ended December 31, 2013 and six months ended June 30, 2014, respectively.

(o)         To reflect the elimination of historical interest expense related to HRG debt owed to its former parent.